SPICE ENTERTAINMENT COMPANIES, INC. and SUBSIDIARIES
COMPUTATION OF EARNINGS (LOSS) PER SHARE
(Unaudited)
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                                                                          THREE MONTHS ENDED                NINE MONTHS ENDED
                                                                            SEPTEMBER 30,                     SEPTEMBER 30,
____________________________________________________________________________________________________________________________________
                                                                     1997             1996              1997               1996
                                                                ---------------   --------------   ---------------   ---------------
Primary:
Earnings (loss) per share subject to primary earnings per share;
Income (loss) attributable to common stock from continuing
operations                                                          $1,811,000     ($1,451,000)        $4,247,000       ($3,301,000)
  Loss from discontinued operations                                          -        (193,000)                 -          (169,000)
  Income from extraordinary items                                            -               -            143,000                -
                                                                ---------------   --------------   ---------------   ---------------
Net Income (loss) attributable to common stock, subject to
 earnings per share                                                 $1,811,000     ($1,644,000)        $4,390,000       ($3,470,000)
                                                                ===============   ==============   ===============   ===============

Weighted average number of common shares outstanding (1)            10,622,397      11,340,000         10,710,956        11,354,000
Issued common shares assuming that warrants and options
outstanding during that period were exercised                        2,762,215               -          1,356,713                 -
Common shares assumed to be repurchased with proceeds
from the exercise of warrants and options (2)                       (1,989,055)              -         (1,029,435)                -
                                                                ---------------   --------------   ---------------   ---------------
Weighted average number of common shares and equivalents
outstanding                                                         11,395,557      11,340,000         11,038,234        11,354,000
                                                                ===============   ==============   ===============   ===============

From continuing operations                                               $0.16          ($0.12)             $0.39            ($0.30)
Discontinued operations                                                     -           (0.02)                 -             (0.01)
Extraordinary items                                                          -               -               0.01                 -
                                                                ---------------   --------------   ---------------   ---------------
Earning (loss) per share                                                 $0.16          ($0.14)             $0.40            ($0.31)
                                                                ===============   ==============   ===============   ===============

Fully Diluted:
Earnings (loss) per share subject to primary earnings per share;
  Income (loss) from continuing operations                          $1,843,000     ($1,451,000)        $4,387,000       ($3,301,000)
  Income (loss) from discontinued operations                                 -        (193,000)           -                (169,000)
  Income from extraordinary items                                            -               -            143,000                 -
                                                                ---------------   --------------   ---------------   ---------------
Net Income (loss), subject to earnings per share                    $1,843,000     ($1,644,000)        $4,530,000       ($3,470,000)
                                                                ===============   ==============   ===============   ===============

Weighted average number of common shares outstanding (1)            10,622,397      11,340,000         10,710,956        11,354,000
Issued common shares assuming that warrants and options
outstanding during that period were exercised                        2,816,615               -          3,016,615                 -
Issued common shares assuming that preferred stock
outstanding during that period were exercised                          826,984               -            826,984                 -
from the exercise of warrants and options (2)                      (2,064,810)               -         (2,064,810)                -
                                                                ---------------   --------------   ---------------   ---------------
Weighted average number of common shares and equivalents
outstanding                                                         12,201,186      11,340,000         12,489,745        11,354,000
                                                                ===============   ==============   ===============   ===============

From continuing operations                                               $0.15          ($0.12)             $0.35            ($0.30)
Discontinued operations                                                      -           (0.02)                 -             (0.01)
Extraordinary items                                                          -               -               0.01                 -
                                                                ---------------   --------------   ---------------   ---------------
Earning (loss) per share                                                 $0.15          ($0.14)             $0.36            ($0.31)
                                                                ===============   ==============   ===============   ===============

Notes to Primary Earnings per Share:
(1) Represents the number of common shares outstanding during the period in connection with the treasury stock method.
(2) The common shares assumed to be repurchased under the treasury stock method.

Notes to Fully Diluted Earnings per Share:
(1) Represents the number of common shares outstanding during the period in connection with the treasury stock method.
(2) The common shares assumed to be repurchased under the treasury stock method.
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